UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           December 10, 2010

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

    8285 Tournament Drive Suite 150
    Memphis, Tennessee                                                                                                   38125
             (Address of principal executive offices)                                                                                (Zip Code)

       Registrant’s telephone number, including area code:                                    (901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On Friday, December 10, 2010, Mueller Industries, Inc. (the “Company”) settled its lawsuit against Peter D. Berkman and Jeffrey A. Berkman, former executives of the Company and B&K Industries, Inc. (“B&K”), a wholly owned subsidiary of the Company, and Homewerks Worldwide LLC, a company founded by Peter Berkman.

In the lawsuit, which was filed in the Circuit Court (the “Court”) of DuPage County, Illinois, the Company asserted claims for, among other things, breach of fiduciary duty and breach of contract against Peter and Jeffrey Berkman arising from Peter Berkman’s acceptance of payments from Lota USA LLC, one of B&K's largest suppliers and for the misappropriation of corporate opportunities for personal benefit by both Peter and Jeffrey Berkman.  The complaint alleged that while Peter Berkman was a senior executive of the Company and B&K, he surreptitiously took a ten percent interest in Lota USA, through which he received large undisclosed payments over several years in exchange for shifting B&K business to Lota.  The complaint also alleged that Peter Berkman breached his fiduciary duties in that, while still employed by the Company, he organized, financed and formed a new competing business known as Homewerks Worldwide LLC.  Peter Berkman and Jeffrey Berkman, who was aware of the wrongful conduct of his son, Peter Berkman, never disclosed this misconduct to the Company.

In the litigation, Peter Berkman asserted the Fifth Amendment privilege against self-incrimination as to all requests directed to him, including asserting the Fifth Amendment in response to the allegations in the complaint.  By asserting the Fifth Amendment privilege, Peter Berkman took the position that his testimony about his actions would have the potential of exposing him to criminal prosecution.

On December 10, 2010, the Court signed an order setting forth the material terms of the settlement, which requires the payment of at least $10.5 million to the Company as follows (i) the payment of $7.5 million in cash by Peter and Jeffrey Berkman to the Company; (ii) execution and delivery by Peter and Jeffrey Berkman to the Company of a promissory note in the principal amount of $3 million,  secured by Peter Berkman's 70% interest in Homewerks; and (iii) additional future compensation.  The settlement also requires the exchange of mutual releases.  The Company anticipates that the $7.5 million cash payment by Peter and Jeffrey Berkman to the Company would be made in the first quarter of 2011.

Peter and Jeffrey Berkman and Homewerks Worldwide LLC also asserted counterclaims in the lawsuit against the Company, B&K and certain of the Company’s current and former officers and directors.  The settlement does not provide for any payment by the Company, B&K, or any of their officers or directors with respect to the counterclaims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By: /s/ Gary C. Wilkerson
Name: Gary C. Wilkerson
Title: Vice President, General Counsel and Secretary

Date: December 15, 2010